EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 16, 2002 relating to the financial statements, which appears in Numerical Technologies Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the reference to us under the heading “Interests of Named Experts and Legal Matters” in Item 10 of Part I of the such Registration Statement on Form S-3.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
October 30, 2002